FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): February 6, 1997


                       Cascade Financial Corporation
          (Exact name of registrant as specified in its charter)



      Delaware                        0-25286            91-0167790
State or other jurisdiction           Commission        (I.R.S. Employer
     of incorporation                 File Number       Identification No.)



2828 Colby Avenue, Everett, Washington                   98201
(Address of principal executive offices)                (Zip Code)


    Registrant's telephone number (including area code)  (206) 339-5500


                             Not Applicable

       (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On February 6, 1997, Cascade Financial Corporation (the "Company") and its wholly-owned subsidiary, Cascade Bank, entered into an Agreement and Plan of Mergers ("Agreement") with AmFirst Bancorporation ("AmFirst") and its wholly-owned subsidiary, American First National Bank, pursuant to which AmFirst will be merged into a wholly-owned subisidary of the Company, which will then be merged into the Company. Promptly thereafter, American First National Bank will be merged into Cascade Bank, with CascadeBank as the
surviving bank.   The Agreement provides that shareholders of AmFirst will
receive approximately 1.929 shares of the Company's common stock for each share of AmFirst common stock, subject to certain adjustments. AmFirst has 331,408 shares outstanding plus outstanding options to acquire an aggregate of 56,805 shares.

     Pursuant to the Agreement, AmFirst has agreed to pay the Company a termination fee of $500,000 in the event the Agreement is terminated under certain conditions, including as result a material breach by AmFirst, and $800,000 in the event the Agreement is terminated under certain other conditions, including the acquisition by a third party of securities representing 25% or more of the voting shares of AmFirst or the agreement between AmFirst and a third party to engage in a merger or consolidation.

     Consummation of the acquisition is subject to several conditions, including satisfactory completion by the Company of a due diligence investigation of AmFirst, receipt of applicable regulatory approval and approval by the Company's and AmFirst's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated February 6, 1997, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


     Exhibit

        2 Agreement and Plan of Mergers dated as of February 6, 1997 between Cascade Financial Corporation, Cascade Bank, AmFirst Bancorporation and American First National Bank

       99      Press Release dated February 6, 1997


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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        CASCADE FINANCIAL CORPORATION




DATE:  February 7, 1997              By: /s/ Russell E. Rosendal
                                         ------------------------
                                        Russell E. Rosendal
                                        Chief Financial Officer


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                                 Exhibit 2

                       AGREEMENT AND PLAN OF MERGERS

     AGREEMENT AND PLAN OF MERGERS, dated as of the 6th day of February 1997 (this "Agreement"), by and among CASCADE FINANCIAL CORPORATION (the "Company"), CASCADE BANK ("Cascade"), AMFIRST BANCORPORATION ("AmFirst") and AMERICAN FIRST NATIONAL BANK (the "Bank").

                                 RECITALS:

     (A) THE COMPANY. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, with its principal executive offices located in Everett, Washington. The Company is a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. As of the date hereof, the Company has 5,000,000 authorized shares of common stock of $0.01 par value per share ("Company Common Stock") and 500,000 shares of preferred stock of $0.01 par value per share ("Company Preferred Stock") (no other class of capital stock being authorized), of which 2,052,929 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding.

     (B) CASCADE. Cascade is a federal stock savings bank duly organized and existing under the laws of the United States, with its principal executive offices located in Everett, Washington. As of the date hereof, Cascade has 40,000,0000 authorized shares of common stock, par value $1.00 per share ("Cascade Common Stock") and 10,000,000 authorized shares of serial preferred stock (no other class of capital stock being authorized), of which 100 shares of Cascade Common Stock and no shares of serial preferred stock are outstanding. All of the issued and outstanding shares of Cascade Common Stock are owned by the Company.

     (C) AMFIRST. AmFirst is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Everett, Washington. AmFirst is a registered bank holding company with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. As of the date hereof, AmFirst has 1,000,000 authorized shares of common stock of $1.00 par value per share ("AmFirst Common Stock"), (no other class of capital stock being authorized), of which 331,408 shares of AmFirst Common Stock are issued and outstanding.

     (D) THE BANK. The Bank is a national banking association duly organized and existing under the laws of the United States, with its principal executive offices located in Everett, Washington. As of the date hereof, the Bank has 232,925 shares of common stock of $5.00 par value per share ("the Bank Common Stock") (no other class of capital stock being authorized) issued and outstanding. All of the issued and outstanding shares of Bank Common Stock are owned by AmFirst.

     (E) VOTING AGREEMENT. As a condition and an inducement to the Company's willingness to enter into this Agreement, each member of the board of directors of AmFirst has entered into an agreement with the Company pursuant to which, among other things, they have agreed to vote in favor of approval of the transactions contemplated by this Agreement at the AmFirst Meeting (as hereinafter defined).

     (F) RIGHTS, ETC. Except as Previously Disclosed (as hereinafter defined) in Schedule 4.01(C), there are no shares of capital stock of AmFirst or the Bank authorized and reserved for issuance, neither AmFirst nor the Bank has any Rights (as defined below) issued or outstanding and neither AmFirst nor the Bank has any commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Agreement. The terms "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights in respect of AmFirst Common Stock or Bank Common Stock.

     (G) APPROVALS. The Board of Directors of each of AmFirst, the Bank, the Company and Cascade has approved, at meetings of each of such Boards of Directors, this Agreement and has authorized the execution hereof in counterparts.

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     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

                              I.  THE MERGERS

     1.01. THE CORPORATE MERGER. Subject to the provisions of this Agreement, at the Effective Time (as hereinafter defined):

     (A) THE CONTINUING CORPORATION. AmFirst shall be merged with and into a wholly-owned subsidiary of the Company ("Merger Co.") pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit A (the "Corporate Merger"). Upon consummation of the Corporate Merger, the separate existence of AmFirst shall cease and Merger Co. (the "Continuing Corporation") shall survive.

     (B) RIGHTS, ETC. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Corporate Merger.

     (C) LIABILITIES. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged, in accordance with applicable law.

     (D) CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Certificate of Incorporation and Bylaws of the Continuing Corporation shall be those of Merger Co., as in effect immediately prior to the Corporate Merger becoming effective. The directors and officers of Merger Co. in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

     1.02. THE BANK MERGER. As soon as practicable following the Effective Time:

     (A) THE CONTINUING BANK. The Bank shall be merged into Cascade pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit B (the "Bank Merger" and, together with the Corporate Merger, the "Mergers"). Upon consummation of the Bank Merger, the separate existence of the Bank shall cease and Cascade (the "Continuing Bank") shall survive.

     (B) RIGHTS, ETC. The Continuing Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the institutions so merged; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the institutions so merged, shall be deemed to be vested in the Continuing Bank without further act or deed; and the title to any real estate or any interest therein, vested in each of such institutions, shall not revert or be in any way impaired by reason of the Bank Merger.

     (C) LIABILITIES. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the institutions so merged, in accordance with applicable law.

     (D) CHARTER; BYLAWS; DIRECTORS; OFFICERS. The Charter and Bylaws of the Continuing Corporation shall be those of Cascade, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of Cascade in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

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     1.03.     EFFECTIVE DATE.  Subject to the conditions to the obligations of the parties to effect the Mergers as set forth in Article VI, the effective date (the "Effective Date") of the Corporate Merger shall be such date as the Company shall notify AmFirst in writing not less than five days prior thereto, which date shall not be more than 30 days after such conditions have been satisfied or waived in writing. Prior to the Effective Date, the Company and AmFirst shall execute and deliver to the Secretary of State of the State of Delaware, Articles of Merger in accordance with applicable law. The time on the Effective Date at which the Corporate Merger becomes effective is referred to as the "Effective Time."

                            II.  CONSIDERATION

     2.01. CORPORATE MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time:

     (A) OUTSTANDING MERGER CO. COMMON STOCK. The shares of common stock of Merger Co. issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain as issued and outstanding shares of Merger Co. Common Stock.

     (B) OUTSTANDING AMFIRST COMMON STOCK. Each share (excluding (i) shares ("Dissenters' Shares") that have not been voted in favor of approval of this Agreement and with respect to which dissenters' rights have been perfected in accordance with Section 23B.13 of the Revised Code of Washington (the "RCW") or (ii) shares held by AmFirst or any of its subsidiaries or by the Company or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Excluded Shares")) of AmFirst Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, the right to receive the number of shares of Company Common Stock (rounded to the nearest one-thousandth) equal to the Net Book Value Per Share (as defined below) of AmFirst multiplied by 2 and divided by $16.00 (the "Exchange Ratio").

          (1) The "Net Book Value" of AmFirst shall be equal to the total stockholders' equity of AmFirst as reflected in the Consolidated Statement of Financial Condition of AmFirst as of December 31, 1996 and shall be increased by an amount equal to the aggregate exercise price of all options to acquire shares of AmFirst Common Stock that are exercised after December 31, 1996 and prior to the Effective Date. If, on the Effective Date, the aggregate Core Deposits (as defined below) of the Bank are less than $40,000,000, the Net Book Value of AmFirst will be reduced by an amount equal to the difference between $40,000,000 and the aggregate Core Deposits of the Bank on the Effective Date, multiplied by 0.05. "Core Deposits" shall include all deposits except for (i) deposits in amounts of $100,000 or more; (ii) deposits by government entities or agencies; and (iii) brokered or money desk deposits.

          (2) The "Net Book Value Per Share" of AmFirst shall be the Net Book Value of AmFirst divided by the total number of shares of AmFirst Common Stock issued and outstanding immediately prior to the Effective Time of the Corporate Merger.


     2.02. STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of AmFirst Common Stock shall cease to be, and shall have no rights as, stockholders of AmFirst, other than to receive the consideration provided under this Article II, without interest. After the Effective Time, there shall be no transfers on the stock transfer books of AmFirst or the Continuing Corporation of the shares of AmFirst Common Stock which were issued and outstanding immediately prior to the Effective Time.

     2.03. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Company Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, the Company shall pay to each holder of AmFirst Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by $16.00.

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     2.04 EXCHANGE PROCEDURES.  As promptly as practicable after the Effective
Date, the Company shall send or cause to be sent to each former stockholder of AmFirst of record immediately prior to the Effective Date transmittal materials for use in exchanging such stockholder's certificates for Company Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Company Common Stock into which shares of such shareholder's AmFirst Common Stock are converted on the Effective
Date, any fractional share checks which such stockholder shall be entitled to receive, and any dividends paid on such shares of Company Common Stock for which the record date for determination of stockholders entitled to such dividends is on or after the Effective Date, will be delivered to such stockholder only upon delivery to an independent exchange agent selected by the Company (the "Exchange Agent") of the certificates representing all of such shares of AmFirst Common Stock (or indemnity satisfactory to the Company and the Exchange Agent, in their judgement, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of AmFirst for purposes of Rule 145 of the Securities Act of 1933, as amended ("Securities Act"), shall not be exchanged for certificates representing Company Common Stock until the Company has received a written agreement from such person as specified in Section 5.18.

     2.05 ANTI-DILUTION PROVISIONS. In the event the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Company Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     2.06 EXCLUDED SHARES; DISSENTERS SHARES. Each of the Excluded Shares shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor. Dissenters' Shares shall be purchased and paid for in accordance with Section 23B.13 of the RCW.

     2.07 RESERVATION OF RIGHT TO RESERVE TRANSACTION. The Company may at any time change the method of effecting the acquisition of AmFirst and the Bank (including without limitation the provisions of this Article II) if and to the extent it deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of AmFirst Common Stock as provided for in this Agreement or
(ii) adversely affect the tax treatment to AmFirst stockholders as a result of receiving such consideration.

     2.08 OPTIONS. At the Effective Time, by virtue of the Corporate Merger, and without any action on the part of any holder of an option, each option granted by AmFirst to purchase shares of AmFirst Common Stock ("AmFirst Option") that is then outstanding and unexercised shall be converted into and become an option to purchase Company Common Stock ("Company Option") on the same terms and conditions as are in effect with respect to the AmFirst Option immediately prior to the Effective Time, except that (i) each such Company Option may be exercised solely for shares of Company Common Stock, (ii) the number of shares of Company Common Stock subject to such Company Option shall be equal to the number of shares of AmFirst Common Stock subject to such Option immediately prior to the Effective Time multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price of the AmFirst Option by the Exchange Ratio, and rounding up to the nearest cent. The number of shares of AmFirst Common Stock which are issuable upon exercise of Options as of the date hereof are Previously Disclosed in Schedule 2.08.

                    III.  ACTIONS PENDING CONSUMMATION

     Without the prior written consent of the Company, each of AmFirst and the Bank shall conduct its and each of the AmFirst Subsidiaries' (as hereinafter defined) business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of the AmFirst Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of the AmFirst Subsidiaries' officers and key employees, and each of AmFirst and the Bank will not, and will cause each of the AmFirst Subsidiaries not to, agree to:

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     3.01.     CAPITAL STOCK.  Except for or as otherwise permitted in or expressly contemplated by this Agreement or as Previously Disclosed in
Schedule 4.01(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of AmFirst, the Bank or any AmFirst Subsidiary, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of AmFirst Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock based employee compensation rights.

     3.02. DIVIDENDS, ETC. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

     3.03. INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.

     3.04. LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are directed by any regulatory agency or are in accordance and in an effort to comply with Section 5.11, make or commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.04 other than in the ordinary course of business and not exceeding $2,000 individually or $20,000 in the aggregate, or make or commit to incur any discretionary expenditure other than in the ordinary course of business consistent with past practice.

     3.05. LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of capital stock of any of the AmFirst Subsidiaries, or on any of its or the AmFirst Subsidiaries' other assets, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

     3.06. COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in Schedule 3.06, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any stock option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.07. BENEFIT PLANS. Except as Previously Disclosed in Schedule 3.07, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.08. CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, which is material to AmFirst and the AmFirst Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity which is material to AmFirst and the AmFirst Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in a fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

     3.09.     AMENDMENTS.  Amend its Articles of Incorporation, Charter or
Bylaws.

     3.10. CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for money damages in excess of $25,000 or restrictions upon the operations of AmFirst or any AmFirst Subsidiary.

     3.11 CONTRACTS. Except as previously disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on more than 60 days prior written notice.
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     3.12.     LOANS.  Extend credit other than in accordance with existing lending policies, except that the Bank shall not, without the prior written consent of the Company, make any new loan or modify, restructure or renew any existing loan to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person (or which would be required to be aggregated for loans to one borrower limitations) would be in excess of $770,000.

     3.13 DEPOSIT RATES. Change the pricing structure of its deposit liabilities, except in the ordinary course of business consistent with past practice.

                    IV.  REPRESENTATIONS AND WARRANTIES

     4.01. REPRESENTATIONS AND WARRANTIES OF AMFIRST AND THE BANK. Each of AmFirst and the Bank hereby represents and warrants to the Company and Cascade as follows:

     (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

     (B) ORGANIZATION, STANDING AND AUTHORITY. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect (as hereinafter defined) on it. Each of AmFirst and the AmFirst Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

     (C) SHARES. With respect to AmFirst, the outstanding shares of it are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. With respect to the Bank, except as Previously Disclosed in Schedule 4.01(C), the outstanding shares of it are validly issued and outstanding and fully paid. Except as Previously Disclosed in Schedule 4.01(C), there are no shares of capital stock or other equity securities of AmFirst or the Bank outstanding and no outstanding Rights with respect thereto.

     (D) AMFIRST SUBSIDIARIES. AmFirst has Previously Disclosed in Schedule 4.01(D) a list of all the subsidiaries of AmFirst (each a "AmFirst Subsidiary" and, collectively, the "AmFirst Subsidiaries"). Each of the AmFirst Subsidiaries that is a national banking association is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. No equity securities of any of the AmFirst Subsidiaries are or may become required to be issued (other than to AmFirst or a wholly-owned AmFirst Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the AmFirst Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of AmFirst or the Bank, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each AmFirst Subsidiary held by AmFirst or a AmFirst Subsidiary are fully paid and nonassessable and are owned by AmFirst or a AmFirst Subsidiary free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each AmFirst Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in Schedule 4.01(D), AmFirst does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. The deposits of the Bank are insured by the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is a member in good standing with the FHLB of Seattle and the Federal Reserve Bank of San Francisco. The term "AmFirst Subsidiary" means any business entity five percent or more of the equity interests of which are owned directly or indirectly by AmFirst.

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     (E)  CORPORATE POWER.  It and each of the AmFirst Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

     (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its stockholders referred to in Section 6.01, this Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (G) NO DEFAULTS. Subject to the approval by its stockholders referred to in Section 6.01, the required regulatory approvals referred to in Section 6.02, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.01(G), the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, does not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of the AmFirst Subsidiaries or to which it or any of the AmFirst Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it,
(ii) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on AmFirst.

     (H) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.01(H), (i) as to AmFirst, its audited consolidated balance sheet as of December 31, 1996, 1995, 1994, 1993 and 1992 and related consolidated statements of income and changes in stockholders' equity and cash flows for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 and (ii) as to the Bank, its call reports for the fiscal years ended December 31, 1996 and 1995, and all other financial reports filed or to be filed subsequent to December 31, 1996, in the form or to be filed with the FDIC and the Office of the Comptroller of the Currency ("OCC") (together, the "AmFirst Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the AmFirst Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the AmFirst Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. The amount of any obligation of AmFirst or the Bank with respect to any employment, severance, retirement, deferred compensation or similar arrangements where such obligation is contingent upon, triggered by or accelerated by a change in control of AmFirst or the Bank is reflected in the AmFirst Financial Reports as of December 31, 1996. There are no extraordinary or nonrecurring gains or profits that were earned by AmFirst or the Bank after September 30, 1996 that are reflected in the AmFirst Financial Reports as of December 31, 1996.

     (I) ABSENCE OF UNDISCLOSED LIABILITIES. None of AmFirst or the AmFirst Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (i) as reflected in AmFirst Financial Reports prior to the date of this Agreement, and (ii) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practice since December 31, 1995. Since December
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31, 1995, none of AmFirst or the AmFirst Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any AmFirst Subsidiary) which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

     (J) NO EVENTS. Except as Previously Disclosed on Schedule 4.01(J), since December 31, 1995, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on it.

     (K) PROPERTIES. Except as reserved against in the AmFirst Financial Reports, AmFirst and the AmFirst Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the AmFirst Financial Reports as being owned by AmFirst or the AmFirst Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those properties or assets sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets which are held under leases or subleases by any of AmFirst or AmFirst Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on AmFirst.

     (L)  LITIGATION; REGULATORY ACTION.  Except as Previously Disclosed in
Schedule 4.01(L), no litigation, proceeding or controversy before any court or governmental agency is pending which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AmFirst or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.01(L), neither it nor any of the AmFirst Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (together with any and all agencies or departments of federal, state or local government (including, without limitation, the OCC, the FHL Bank, the Federal Reserve Board, the FDIC, the Internal Revenue Service, the Department of Revenue of the State of Washington, the Securities Exchange Commission and any other federal or state bank, or other financial institution, insurance and securities regulatory authorities, the "Regulatory Authorities")) and neither it nor any of the AmFirst Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

     (M) COMPLIANCE WITH LAWS. Except as Previously Disclosed in Schedule 4.01(M), each of AmFirst and the AmFirst Subsidiaries:

          (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of AmFirst and the AmFirst Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

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          (2)  has received no notification or communication from any
Regulatory Authority or the staff thereof (i) asserting that any of AmFirst or the AmFirst Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AmFirst,
(ii) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AmFirst or the AmFirst Subsidiaries, or (iii) requiring any of AmFirst or the AmFirst Subsidiaries (or any of its officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

          (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and

          (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act.

     (N)  MATERIAL CONTRACTS.

          (1) Except as Previously Disclosed in Schedule 4.01(N), (and with a true and correct copy of the document or other item in question attached to such Schedule), neither AmFirst nor any AmFirst Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

               (i) any agreement, arrangement or commitment (a) not made in the ordinary course of business or (b) pursuant to which AmFirst or any AmFirst Subsidiary is or may become obligated to invest in or contribute capital to any AmFirst Subsidiary or any other entity;

               (ii) any agreement, indenture or other instrument not disclosed in the AmFirst Financial Reports relating to the borrowing of money by AmFirst or any AmFirst Subsidiary or the guarantee by AmFirst or any AmFirst Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any AmFirst Subsidiary, such as deposits, Fed Funds borrowings and repurchase agreements);

               (iii) any contract containing covenants that limit the ability of AmFirst or any AmFirst Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, AmFirst or any AmFirst Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

               (iv) any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC");

               (v) any lease with annual rental payments aggregating $10,000 or more;
              (vi) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than $10,000 per annum;

               (vii) any agreement with any executive officer or other key employee of AmFirst or any AmFirst Subsidiary the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving AmFirst or any of AmFirst Subsidiaries of the nature contemplated by this Agreement;

               (viii) any agreement with respect any executive officer of AmFirst or any AmFirst Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per annum; or

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               (ix) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (2) Except as Previously Disclosed on Schedule 4.01(N), no officer or director of AmFirst or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of AmFirst or any AmFirst Subsidiary.

          (3) None of AmFirst or the AmFirst Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AmFirst, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.01(N), neither AmFirst nor any AmFirst Subsidiary is subject to or bound by any contract containing covenants which limit the ability of AmFirst or any AmFirst subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, AmFirst or any AmFirst Subsidiary may carry on its business (other than as may be required by law or any applicable Authority).

     (O) REPORTS. Since January 1, 1994, each of AmFirst and the AmFirst Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the FDIC, (ii) the OCC, (iii) the FHL Bank and the FHL Bank System, (iv) the Federal Reserve Board and (v) any other applicable Regulatory Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (P) NO BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.

     (Q)  EMPLOYEE BENEFIT PLANS.

          (1) Schedule 4.01(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase restricted stock and stock option plans, all employment or severance contracts, all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the AmFirst Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the Company.

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          (2)  All "employee benefit plans" within the meaning of Section 3(3)
of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the AmFirst Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in all material respects in compliance with ERISA. Except as Previously Disclosed in Schedule 4.01(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. Prior to the Effective Date, AmFirst and the Bank shall deliver or make available to the Company the most recent annual report (Form 5500 Series) and accompanying schedules of each ERISA Plan as filed with the IRS or a written explanation of why such annual report is not required. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither it nor any of the AmFirst Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject it or any of the AmFirst Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the AmFirst Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the AmFirst Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

          (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the AmFirst Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

          (6) Neither it nor any of the AmFirst Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.01(Q)(6). There are no restrictions on the rights of it or any of the AmFirst Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

          (7) Except as Previously Disclosed in Schedule 4.01(Q)(7), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the AmFirst Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the AmFirst Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

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     (R)  NO KNOWLEDGE.  It knows of no reason why the regulatory approvals referred to in section 6.02 should not be obtained.

     (S) LABOR AGREEMENTS. Neither it nor any AmFirst Subsidiary is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any AmFirst Subsidiary the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any AmFirst Subsidiary, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any AmFirst Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (T) ASSET CLASSIFICATION. It has Previously Disclosed in Schedule 4.01(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of AmFirst and the AmFirst Subsidiaries that have been classified by it as of November 30, 1996 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of November 30, 1996 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by AmFirst or any AmFirst Subsidiary prior to November 30, 1996.

     (U) ALLOWANCE FOR LOAN AND LEASE LOSSES. The allowance for loan and lease losses shown on the consolidated balance sheets of AmFirst included in the September 30, 1996 AmFirst Financial Reports was, and the allowance for possible loan losses to be shown on subsequent AmFirst Financial Reports, will be, adequate in the opinion of the Board of Directors and management of AmFirst, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

     (V) INSURANCE. Each of AmFirst and the AmFirst Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to AmFirst, except for such matters which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. Previously Disclosed in Schedule 4.01(V) is a list of all insurance policies maintained by or for the benefit of AmFirst or the AmFirst Subsidiaries or their directors, officers, employees or agents.

     (W) STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION. It has taken all necessary action to exempt this Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby are exempt from, (i) any applicable state takeover laws, and (ii) any supermajority provisions or other provisions imposing special conditions on business combinations contained in AmFirst's Articles of Incorporation.

     (X) NO FURTHER ACTION. It has taken all action so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the Merger), or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (i) require a vote of stockholders (other than as set forth in Section 6.01), or (ii) result in the grant of any rights to any person under the Articles of Incorporation, Charter or Bylaws of AmFirst or any AmFirst Subsidiary or under any agreement to which AmFirst or any AmFirst Subsidiary is a party, or (iii) restrict or impair in any way the ability of the Company to exercise the rights granted hereunder.

     (Y)  ENVIRONMENTAL MATTERS.

          (1) To its knowledge, it and each of the AmFirst Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on AmFirst.
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          (2)       There is no proceeding pending or, to its knowledge,
threatened before any court, governmental agency or board or other forum in which it or any of the AmFirst Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or
(ii) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of the AmFirst Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(2).

          (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of the AmFirst Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(3).

          (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in subparagraphs (2) or (3) above, except as has been Previously Disclosed in Schedule 4.01(Y)(4).

          (5) To its knowledge, during the period of (i) its or any of the AmFirst Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the AmFirst Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of AmFirst Subsidiaries' holding of a security or other interest in a loan/Fiduciary Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(5).

          (6) To its knowledge, prior to the period of (i) its or any of the AmFirst Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the AmFirst Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of the AmFirst Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(6).

          (7) The following definitions apply for purposes of this Section 4.01(Y): "Loan/Fiduciary Property" means any property owned or controlled by it or any of the AmFirst Subsidiaries or in which it or any of the AmFirst Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where AmFirst or any of the AmFirst Subsidiaries constitutes the owner or operator of such property, but only with respect to such property; "Participation Facility" means any facility in which it or any of the AmFirst Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Environmental Law" means
(i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case
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as amended and as now in effect and includes, without limitation, the Federal
Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     (Z)  TAX REPORTS.  Except as Previously Disclosed in Schedule 4.01(Z),
(i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or the AmFirst Subsidiaries, including without limitation consolidated federal income tax returns of it and the AmFirst Subsidiaries (collectively, the "AmFirst Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on it, and such AmFirst Tax Returns were true, complete and accurate in all material respects,
(ii) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or the AmFirst Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on AmFirst Tax Returns have been paid in full, (iii) the AmFirst Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such AmFirst Tax Returns were required to be filed has expired, (iv) all Taxes due with respect to completed and settled examinations have been paid in full, (v) no issues have been raised by the relevant taxing authority in connection with the examination of any of the AmFirst Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on it, except as reserved against in the AmFirst Financial Reports, and
(vi) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or the AmFirst Subsidiaries.

     (AA) ACCURACY OF INFORMATION. The statements with respect to AmFirst and the AmFirst Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Company or the Bank pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (BB) DERIVATIVES CONTRACTS. None of AmFirst or the AmFirst Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.01(BB), including a list, as applicable, of any AmFirst or AmFirst Subsidiary assets pledged as security for each such Derivatives Contract.

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     (CC)      ACCOUNTING CONTROLS.  Each of AmFirst and the AmFirst
Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to banks or any other criteria applicable to such statements, and to maintain proper accountability for items; (iii) access to the material property and assets of AmFirst and the AmFirst Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

     (DD) DEPOSITS. Except as Previously Disclosed in Schedule 4.01(DD), none of the Bank's deposits is a brokered deposit as defined in 12 CFR Section 337.6 or subject to any encumbrance, legal testament or other legal process, and no portion of the deposits represents a deposit by any affiliate of the Bank.

     (EE) MINUTE BOOKS. The minute books of AmFirst and the Bank contain complete and accurate records of all meetings held and other corporate action taken since January 1, 1992 by their respective stockholders, Boards of Directors and committees thereof.

     (FF) AFFILIATE TRANSACTIONS. Except as Previously Disclosed on Schedule 4.01(FF), no officer or director of AmFirst or the Bank or any "associate" of such person has any material interest in any contract with AmFirst or any AmFirst subsidiary or in any real or personal property used in the business of AmFirst or any AmFirst Subsidiary. For the purposes of this section, "associate" of a person means (i) any corporation or organization (other than AmFirst or any AmFirst Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     (GG) LOAN PORTFOLIO.  To the knowledge of AmFirst and the Bank:

          (1) All evidences of indebtedness ("Loans") reflected as assets on the books and records of AmFirst or the Bank are in all respects legal, valid and binding obligations of the respective obligor named therein and no such indebtedness is subject to any defenses which have been or may be asserted, except for defenses arising from applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and general principles of equity.

          (2) The Bank has good title to and is the sole owner of record of each Loan or any participation interest shown as an asset on the books and records of the Bank, free of any lien, encumbrance or claim by any other person, except for Loans securing borrowings from the FHLB-Seattle or Loans subject to repurchase obligations as Previously Disclosed in Schedule 4.01(GG)(2).

          (3) Except as Previously Disclosed in Schedule 4.01(GG)(3) all Loans reflected as assets on the books and records of the Bank that are primarily secured by an interest in real property are secured by a valid and perfected first lien.

          (4) Except as Previously Disclosed in Schedule 4.01(GG)(4), no Loan, all or any part of which is an asset of the Bank was, as of December 31, 1996, more than 30 days past due.

          (5) Except as Previously Disclosed in Schedule 4.01(GG)(5), none of the agreements pursuant to which the Bank has sold Loans or pools of Loans or participation in Loans or pools of participations of Loans, if any, contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

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          (6)  Previously Disclosed on Schedule 4.01(GG)(6) are all Loans by
AmFirst or the Bank to employees of AmFirst or the Bank. There are no Loans to any employee, officer, director or other affiliate of AmFirst or the Bank on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and, except as Previously Disclosed in Schedule 4.01(GG)(6), all such Loans are and were made in compliance with all applicable federal laws and regulations.

     4.02.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CASCADE.

     Each of the Company and Cascade hereby represents and warrants to AmFirst and the Bank, as follows:

     (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

     (B) CORPORATE AUTHORITY. Subject to the required regulatory approvals referred to in Section 6.02, this Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (C) NO DEFAULTS. Subject to the approval by its stockholders referred to in Section 6.01, the required regulatory approvals referred to in Section
6.02 and the required filings under federal and state securities' laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by it, do not and will not
(i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on it, (ii) constitute a breach or violation of, or a default under, its Certificate of Incorporation, Charter or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument.

     (D) FINANCIAL REPORTS. In the case of the Company, its Annual Report on Form 10-K for the fiscal year ended June 30, 1996 and all documents filed or to be filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "the Company Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Company Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to savings associations and savings and loan holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

     (E) NO EVENTS. Since June 30, 1996, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on it, except for the payment of the industry-wide, one-time special assessment to recapitalize the Savings Association Insurance Fund.
     (F) SHARES AUTHORIZED. In the case of the Company, the shares of Company Common Stock to be issued in exchange for shares of AmFirst Common Stock upon consummation of the Corporate Merger in accordance with Article II of this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.
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     (G)  CORPORATE POWER.  The Company and Cascade each has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

     (H) ACCURACY OF INFORMATION. The statements with respect to the Company and Cascade contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of the Company pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (I) REGISTRATION OF COMMON STOCK. The Company Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has been subject to the reporting requirements of Section 13 of the Exchange Act for the past 12 months and has filed with the SEC all the reports required to be filed pursuant thereto during such period.


                               V.  COVENANTS

     Each of AmFirst and the Bank hereby covenants to the Company and Cascade and each of the Company and Cascade hereby covenants to AmFirst and the Bank, that:

     5.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it shall use its best efforts in good faith to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as soon as practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

     5.02. REGISTRATION STATEMENT. The Company, in cooperation with AmFirst, shall prepare and file with the SEC a Registration Statement with respect to the shares of Company Common Stock to be issued in the Corporate Merger. Such Registration Statement shall contain a Joint Proxy Statement/Prospectus which shall serve as the proxy statement of AmFirst for the AmFirst Meeting (as defined below), as the proxy statement of the Company for the Company Meeting (as defined below) and as the prospectus of the Company for the shares of Company Common Stock to be issued in the Corporate
Merger.   The Company shall use its best efforts to cause the Registration
Statement to become effective.

     5.03 AMFIRST MEETING. With respect to AmFirst, it shall call a special meeting (the "AmFirst Meeting") of the holders of AmFirst Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and AmFirst shall use its best efforts to solicit and obtain the votes of the holders of AmFirst Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of AmFirst shall recommend approval of such transactions by such holders. In connection with the AmFirst Meeting, the Company and AmFirst shall cooperate in the preparation of the Joint Proxy Statement/Prospectus and, with the approval of each of the Company and AmFirst, which approvals will not be unreasonably withheld, the Joint Proxy Statement/Prospectus will be mailed to the shareholders of AmFirst.

     5.04 COMPANY MEETING. With respect to the Company, it shall call a special meeting (the "Company Meeting") of the holders of Company Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and the Company shall use its best efforts to solicit and obtain the votes of the holders of Company Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of the Company shall recommend approval of such transactions by such holders. In connection with the Company Meeting, the Company and AmFirst shall cooperate in the preparation of the Joint Proxy Statement/Prospectus and, with the approval of each of the Company and AmFirst, which approvals will not be unreasonably withheld, the Joint Proxy Statement/Prospectus will be mailed to the shareholders of the Company.

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     5.05.     REGISTRATION STATEMENT EFFECTIVENESS.  The Company will advise
AmFirst, promptly after the Company receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.06. REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of AmFirst relating to AmFirst or the AmFirst Subsidiaries and by or on behalf of the Company relating to the Company or its subsidiaries, (i) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

     5.07. PRESS RELEASES. AmFirst and the Bank will not, without the prior approval of the Company, and the Company and Cascade will not, without the prior approval of AmFirst, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.

     5.08.     ACCESS; INFORMATION.

          (1) Upon reasonable notice, AmFirst and the Bank shall afford the Company and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of its and the AmFirst Subsidiaries' properties, books, contracts, commitments and records and, during such period, AmFirst and the Bank shall furnish promptly to the Company (i) a copy of each material report, schedule and other document filed by AmFirst and the AmFirst Subsidiaries with any Regulatory Authority, and (ii) all other information concerning the business, properties and personnel of AmFirst and the AmFirst Subsidiaries as the Company may reasonably request, including an examination report by any Regulatory Authority, provided that no investigation pursuant to this Section 5.08 shall affect or be deemed to modify or waive any representation or warranty made by AmFirst or the Bank or the conditions to the obligations of AmFirst and the Bank to consummate the transactions contemplated by this Agreement; and

          (2) The Company will not use any information obtained pursuant to this Section 5.08 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by the Company or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Agreement, the Company will, upon request by AmFirst, deliver to AmFirst all documents so obtained by the Company or destroy such documents and, in the case of destruction, will certify such fact to AmFirst.

     5.09. ACQUISITION PROPOSALS. In the case of AmFirst, without the prior written consent of the Company, it shall not, and it shall cause the AmFirst Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, AmFirst or any of the AmFirst Subsidiaries or any merger or other business combination with AmFirst or any of the AmFirst Subsidiaries
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other than as contemplated by this Agreement; it shall instruct its and the
AmFirst Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify the Company immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, AmFirst or any of the AmFirst Subsidiaries.

     5.10. BLUE-SKY FILINGS. In the case of the Company, it shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, provided that the Company shall not be required by virtue thereof to submit to general jurisdiction in any state.

     5.11. CERTAIN POLICIES OF AMFIRST AND THE BANK. In the case of each of AmFirst and the Bank, it shall, at the Company's request: (i) modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and (ii) generally conform its operating, lending and compliance policies and procedures, prior to the Effective Date so as to be consistent on a mutually satisfactory basis with those of the Company and generally accepted accounting principles; PROVIDED, HOWEVER, AmFirst and the Bank shall not be required to take any such action set forth in (i) above until all regulatory approvals set forth in Section 6.02 shall have been obtained.
AmFirst's and the Bank's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.11.

     5.12. STATE TAKEOVER LAW. In the case of AmFirst, AmFirst shall not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable state takeover statute and AmFirst shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect.

     5.13. NO RIGHTS TRIGGERED. In the case of AmFirst, AmFirst shall take all necessary steps to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not (i) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of AmFirst or under any agreement to which AmFirst or any AmFirst Subsidiary is a party, or (ii) restrict or impair in any way the ability of the Company and Cascade to exercise the rights granted hereunder.

     5.14. SHARES LISTED. In the case of the Company, it shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares.

     5.15. REGULATORY APPLICATIONS. In the case of the Company and Cascade, (i) it shall promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Mergers, and (ii) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Mergers by the Company and Cascade.

     5.16 REGULATORY DIVESTITURES. In the case of AmFirst, effective on or before the Effective Date, AmFirst and the AmFirst Subsidiaries shall cease engaging in such activities as the Company shall advise AmFirst in writing are not permitted to be engaged in by the Company under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a conditional approval of the transactions contemplated by this Agreement, AmFirst shall divest any subsidiary engaged in activities or holding assets that are impermissible for the Company on terms and conditions agreed to by the Company.

     5.17 CURRENT INFORMATION.

     (a) During the period from the date of this Agreement to the Effective Date, each of AmFirst, the Bank, the Company and Cascade shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

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     (b)  AmFirst and the Bank shall promptly notify the Company of (i) any material change in the business or operations of AmFirst, the Bank or any AmFirst Subsidiary, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to AmFirst, the Bank, or any AmFirst Subsidiary,
(iii) the initiation or threat of material litigation involving or relating to AmFirst, the Bank or any AmFirst Subsidiary, or (iv) any event or condition that might reasonably be expected to cause any of AmFirst's or the Bank' representation or warranties set forth herein not to be true and correct in all material respects as of the Effective Date or prevent AmFirst or the Bank from fulfilling its or their obligations hereunder; and in each case shall keep the Company informed with respect thereto.

     (c) The Company shall (i) promptly notify AmFirst of any event or condition that might reasonably be expected to cause any of the Company's and Cascade's representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Date, and (ii) notify AmFirst immediately of any denial of any application filed by the Company or Cascade with any Regulatory Authority with respect to this Agreement, and in each case shall keep AmFirst and the Bank informed with respect thereto.

     5.18 AFFILIATE AGREEMENTS. In the case of AmFirst, it will cause each person who is an "affiliate" of AmFirst for purposes of Rule 145 under the Securities Act (each an "Affiliate") to execute and deliver to the Company on or before the mailing of the Joint Proxy Statement/Prospectus for the AmFirst Meeting an agreement in the form attached hereto as Exhibit C restricting the disposition of the shares of Company Common Stock to be received by such person in exchange for such person's shares of AmFirst Common Stock. Previously Disclosed on Schedule 5.18 is a list of Affiliates as of the date hereof.

     5.19 ENVIRONMENTAL ASSESSMENT. AmFirst, at its own cost and expense, shall hire an outside consultant acceptable to the Company to undertake to determine as soon as reasonably practicable but in any event prior to the Effective Date whether or not there are any underground storage tanks, asbestos, unreaformaldehyde, polychlorinated biphenyls, solid wastes or hazard substances, as defined in the Model Toxics Control Act, CERCLA or any other applicable Environmental Laws, present at or on any of the "other real estate owned" of AmFirst or any AmFirst Subsidiary (excluding any one-to four-family residential property with appraised value less than $150,000) or at or on any of the branch or office facilities owned by AmFirst or any AmFirst Subsidiary. Such investigation shall be conducted in a manner reasonably satisfactory to the Company, and the results of such investigation shall be set forth in a written report delivered to the Company prior to the Effective Date. The scope and detail of such report shall be reasonably satisfactory to the Company. It is understood that the investigation shall be a "Phase I."

     5.20 COMPANY BOARD OF DIRECTORS. In the case of the Company and the Bank, they shall take such action as may be necessary to cause the size of the Boards of Directors of the Company and the Bank to be increased by two persons and to cause the appointment of two members of the Board of Directors of AmFirst, as may be determined by the Company, to the Boards of Directors of the Company and the Bank, effective as of the Effective Time.

     5.21 POOLING OF INTERESTS. In the case of AmFirst and the Bank, neither AmFirst nor the Bank shall take any action which with respect to AmFirst would disqualify the Corporate Merger as a "pooling of interest" for accounting purposes.

     5.22 CONSENTS AND APPROVALS. In the case of AmFirst and the Bank, they shall take such action as may be necessary, but without the incurrence of substantial expense, to obtain any required consents from the lessor or sublessor on each lease pursuant to which AmFirst or the Bank leases as lessee real or personal property for the assumption of such lease by the Company or Cascade.

     5.23 EMPLOYEE BENEFITS. As soon as administratively practicable following the Effective Date, employees of the Bank who are retained by Cascade shall be entitled to participate in the same benefit plans as are generally available to Cascade employees of similar rank and service. Employees of the Bank who continue as Cascade employees following the Effective Date shall be credited with prior years of service with the Bank for

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purposes of eligibility and vesting (but not for the accrual of benefits)
under the Cascade benefit plans and there shall be no exclusion from health insurance coverage as a result of pre-existing conditions to the extent such conditions were covered under an AmFirst health insurance plan. Employees of the Bank who continue as Cascade employees shall also be credited with their unused vacation and sick leave balance immediately prior to the Effective Date for use as a Cascade employee in accordance with Cascade's policies on vacation and sick leave.

              VI.  CONDITIONS TO CONSUMMATION OF THE MERGERS

     Consummation of the Mergers is conditioned upon:

     6.01. SHAREHOLDER VOTE. Approval of the transactions contemplated hereby by the requisite vote of the stockholders of AmFirst and the Company.

     6.02. REGULATORY APPROVALS. Procurement by the Company of all required regulatory consents and approvals by the appropriate Regulatory Authorities and the expiration of the statutory waiting period relating thereto; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement which, in the opinion of the Company, would so materially adversely impact the economic or business benefits to the Company of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Mergers.

     6.03. NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated hereby.

     6.04. LEGAL OPINION. AmFirst and the Bank shall have received an opinion, dated the Effective Date, of Breyer & Aguggia, special counsel for the Company and Cascade, in form reasonably satisfactory to AmFirst, which shall cover the matters contained in Exhibit D hereto.

     6.05. LEGAL OPINION. The Company shall have received an opinion, dated the Effective Date, of Keller Rohrback, counsel for AmFirst and the Bank, in form reasonably satisfactory to the Company, which shall cover the matters contained in Exhibit E hereto.

     6.06.     OFFICER'S CERTIFICATE.   (i) Each of the representations and
warranties contained herein of the Company and Cascade shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (ii) each and all of the agreements and covenants of the Company and Cascade to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and AmFirst and the Bank shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of the Company and Cascade dated the Effective Date, to such effect.

     6.07.     OFFICERS' CERTIFICATE.   (i) Each of the representations and
warranties contained herein of AmFirst and the Bank shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date and except as otherwise provided in Section 5.11, and (ii) each and all of the agreements and covenants of AmFirst and the Bank to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and Cascade shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of AmFirst and the Bank dated the Effective Date, to such effect.

     6.08. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order or other order suspending the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

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     6.09.     BLUE-SKY PERMITS.  The Company shall have received all state securities laws and "blue sky" permits necessary to consummate the Corporate Merger.

     6.10. TAX OPINION. The Company and AmFirst shall have received an opinion from Breyer & Aguggia to the effect that (i) the Corporate Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by stockholders of AmFirst who receive shares of the Company Common Stock in exchange for their shares of AmFirst Common Stock, and, in rendering their opinion, Breyer & Aguggia may require and rely upon representations contained in certificates of officers of the Company, AmFirst and others.

     6.11. EMPLOYMENT AGREEMENTS. The Employment Agreements between the Company, Cascade and David Little and Marlee Fowler substantially in the form attached as Exhibit F shall have been duly executed and delivered by all parties to such agreements.

     6.12. NON-COMPETE AGREEMENTS. David Little, Marlee Fowler and Thomas Rainville shall have entered into a non-compete agreement with the Company substantially in the form of the Company's standard form of non-compete agreement providing for a term of two years for Mr. Little and Ms. Fowler and five years for Mr. Rainville and covering any county where the Company or Bank has an office or a branch.

     6.13. DIRECTOR AGREEMENTS. Each member of the Board of Directors of the Bank shall enter into an agreement with Cascade providing that such individual will not, for a period of one year from the Effective Date, (i) refer any customers of the Bank to any financial institution other than Cascade, (ii) participate or invest in the formation of a de novo financial institution in Snohomish County, Washington, or (iii) solicit any employees of the Bank who become employees of Cascade following the Effective Time.

     6.14. ADVERSE CHANGE. During the period from December 31, 1995 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of AmFirst or the Bank, nor shall AmFirst or the Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of AmFirst and the Bank to such effect.

     6.15. DISSENTERS' RIGHTS. The number of Dissenters' Shares shall not exceed in the aggregate five percent of the outstanding shares of AmFirst Common Stock.

     6.16. RECEIPT OF AFFILIATE AGREEMENTS. The Company shall have received from each Affiliate of AmFirst the agreements referred to in Section 5.18.

     6.17 POOLING LETTERS. The Company shall have received a letter dated as of the Effective Date, in form and substance acceptable to the Company, from KPMG Peat Marwick and AmFirst shall have received a letter dated as of the Effective Date from Hascal, Sjoholm & Company, P.S., in form and substance acceptable to the Company, to the effect that the Mergers will qualify for pooling of interests accounting treatment.

     PROVIDED, HOWEVER, that a failure to satisfy any of the conditions set forth in the proviso following Section 6.02 or in Sections 6.05, 6.07, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 or 6.17 shall only constitute conditions if asserted by the Company, and a failure to satisfy any of the conditions set forth in Section 6.04 or 6.06 shall only constitute conditions if asserted by AmFirst.

                             VII. TERMINATION

     This Agreement may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:

     7.01. MUTUAL CONSENT. By the mutual consent of the Company and AmFirst, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

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     7.02.     BREACH.  By the Company or AmFirst, if its Board of Directors
so determines by vote of a majority of the members of its entire Board, in the event of (i) a material breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the other party of any of the material covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach.

     7.03. DELAY. By the Company or AmFirst, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Corporate Merger is not consummated by September 30, 1997.

     7.04. NO STOCKHOLDER OR REGULATORY APPROVAL. By the Company or AmFirst, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, (i) in the event that any stockholder approval contemplated by Section 6.01 is not obtained at the AmFirst Meeting or the Company Meeting, including any adjournment or adjournments thereof, or
(ii) in the event that written notice is received which states that any required regulatory approval contemplated by Section 6.02 has not been approved or has been denied.

     7.05. DUE DILIGENCE REVIEW. By the Company in the event that (i) any situation, event, circumstance or other matter shall come to the attention of the Company during the course of the Company Due Diligence Review which the Company shall, in a good faith exercise of its reasonable discretion, believe
(a) to be inconsistent in any material respect with any of the representations and warranties of AmFirst or the Bank, (b) to be of such significance as to have a Material Adverse Effect on the financial condition, prospects, results of operations or business of AmFirst and the Bank, taken as a whole, or (c) is a material deviation from the AmFirst Financial Reports, and (ii) the Company notifies AmFirst of such matters within five (5) business days after the end of the Company Due Diligence Review Period and such matters are not capable of being cured or have not been cured within thirty (30) days after written notice thereof to AmFirst. For purposes of this Section 7.05, (i) the "Company Due Diligence Review" shall mean a review by the Company of AmFirst's and the Bank's operations, business affairs, prospects and financial condition, including without limitation, those matters which are the subject of AmFirst's and the Bank's representations and warranties and (ii) the "Company Due Diligence Review Period" shall mean a thirty (30) day period beginning on the date of this Agreement. Notwithstanding anything in this
Section 7.05 contained or implied to the contrary, the Company Due Diligence Review shall not limit, restrict or preclude the Company, at any time or from time to time, from conducting such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Company Due Diligence Review Period of any event or condition which was not detected in the Company Due Diligence Review by the Company and which constitutes a breach of any representation or warranty of AmFirst or the Bank under this Agreement.


                           VIII.  OTHER MATTERS

     8.01. SURVIVAL. If the Effective Date occurs, all representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Date. If this Agreement is terminated prior to the Effective Date, the agreements and representations of the parties in Section 4.01(P), Sections 5.06, 5.08(2), 5.12 and 5.13, and Sections 8.01, 8.03, 8.04,
8.05, 8.06, 8.07, 8.09 and 8.11 shall survive such termination.

     8.02. WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (i) waived in writing by the party benefitted by the provision, or (ii) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the vote by the stockholders of AmFirst, the amount and form of consideration to be received by the stockholders of AmFirst for each share of AmFirst Common Stock shall not thereby be decreased.

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     8.03.     COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.

     8.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable.

     8.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     8.06. CONFIDENTIALITY. Except as otherwise provided in Section 5.07(2), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     8.07. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Company or Cascade to:     Cascade Financial Corporation
                                     2828 Colby Avenue
                                     Everett, Washington 98201
                                     Telecopy Number:  (206) 259-8512
                                     Attn:  Frank McCord, Chairman & CEO

                      Copies to:     Breyer & Aguggia
                                     1300 I Street, N.W.
                                     Suite 470 East
                                     Washington, D.C.  20005
                                     Telecopy Number:  (202) 737-7979
                                     Attn:  John F. Breyer, Jr., Esq.

   If to AmFirst or the Bank to:     AmFirst Bancorporation
                                     6920 Evergreen Way
                                     Everett, Washington 98203-0185
                                     Telecopy Number:  (206) 348-4333
                                     Attn:  Thomas H. Rainville, Chairman,
                                            President & CEO

                      Copies to:     Keller Rohrback
                                     1201 Third Avenue
                                     Suite 3200
                                     Seattle, Washington  98101
                                     Telecopy Number:  (206) 623-3384
                                     Attn:  Glen P. Garrison, Esq.

     8.08. DEFINITIONS. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

          (A) the term "Material Adverse Effect," when applied to a party, shall mean an event, occurrence or circumstance (including without limitation
(i) the making of any provisions for possible loan and lease losses, write-downs of other real estate and taxes and (ii) any breach of a representation or warranty contained herein by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of the party and its subsidiaries, taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of any of the transaction contemplated hereby; and

          (B) the term "Previously Disclosed" by a party shall mean information set forth in a Schedule that is delivered by that party to the other party contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

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     8.09.     BREAK-UP FEE.  The parties hereby acknowledge that, in
negotiating and executing this Agreement and in taking the steps necessary or appropriate to effect the transaction contemplated hereby, the Company has incurred and will incur direct and indirect monetary and other costs (including, without limitation, attorney's fees and costs and costs of the Company employee and management time) and will forego discussion with respect to other potential acquisitions. To compensate the Company for such cost and to induce it to forego initiating discussions regarding other acquisitions, AmFirst and the Bank shall be obligated to pay the Company on demand (and in no event more than three days after such demand) in immediately available funds

     (A) $500,000 if (i) this Agreement terminates because AmFirst and the Bank do not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement,
(ii) AmFirst terminates this Agreement for any reason other than the grounds for termination set out in Sections 7.01, 7.02 (but only in the event that the Company materially breaches a representation, warranty or covenant contained herein and, as a result thereof, AmFirst exercises its right to terminate this Agreement under Section 7.02 at a time when the Company was not entitled to terminate this Agreement under Section 7.02, 7.03 or 7.04), 7.03 or 7.04, or
(iii) the Company terminates this Agreement pursuant to Section 7.02 as a result of AmFirst's material breach of a representation, warranty or covenant, including, but not limited to its covenants contained in Section 5.08; or

     (B) $800,000 if within 18 months after the date hereof, the Corporate Merger has not been completed and there occurs any of the events set forth in subparagraphs (i), (ii) or (iii) below.

          (i) Any person other than the Company or an affiliate of the Company acquires beneficial ownership of 25% or more of the then-outstanding AmFirst Common Stock;

          (ii) AmFirst or any of its affiliates, without having received the Company's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this section having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Company or any of its subsidiaries, or AmFirst's Board of Directors recommends that the shareholders of AmFirst approve or accept any Acquisition Transaction with any person other than the Company or any of its subsidiaries. For purposes of this section, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving AmFirst or the Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets of AmFirst or the Bank, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of AmFirst or the Bank; or

          (iii) A bona fide proposal is made by a third party to AmFirst or the Bank to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: AmFirst willfully breaches this Agreement and such breach entitles the Company to terminate this Agreement; the holders of AmFirst Common Stock do not approve this Agreement at the AmFirst Meeting; the AmFirst Meeting is not held or is canceled prior to termination of this Agreement for reasons other than the fault of the Company; or AmFirst's Board of Directors modifies in a manner adverse to the Company the recommendation of AmFirst's Board of Directors with respect to this Agreement.

     Notwithstanding the foregoing, AmFirst and the Bank shall not be obligated to pay to the Company the amounts if, prior to the occurrence of any of the events specified in 8.09(B)(i), (ii) or (iii), AmFirst validly terminates this Agreement pursuant to Section 7.01 or 7.02 (but only in the event that the Company materially breaches a representation, warranty or covenant contained herein and, as a result thereof, AmFirst exercises its right to terminate this Agreement under Section 7.02 at a time when the Company was not entitled to terminate this Agreement under Section 7.02, 7.03 or 7.04) or clause (ii) of Section 7.04. The parties further agree that this
Section 8.09 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

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     8.10 TERMINATION FEE.  In the event that the Company materially breaches a representation, warranty or covenant contained herein and, as a result thereof (i) AmFirst exercises its right to terminate this Agreement under
Section 7.02 at a time when the Company was not entitled to terminate this Agreement under Section 7.02, 7.03 or 7.04 and (ii) the Mergers are not consummated, then the Company agrees to pay to AmFirst a fee of $500,000 within three business days of the Company's receipt of written demand therefor.

     8.11. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.12. HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                            CASCADE FINANCIAL CORPORATION



                            By:/s/FRANK MCCORD
                               ----------------
                            NAME: Frank McCord
                            TITLE:Chairman and Chief Executive Officer


                            CASCADE BANK



                            By:/s/FRANK MCCORD
                               ----------------
                            NAME: Frank McCord
                            TITLE:Chairman and Chief Executive Officer


                            AMFIRST BANCORPORATION



                            By:/s/THOMAS H. RAINVILLE
                               -----------------------
                            NAME: Thomas H. Rainville
                            TITLE:Chairman, President and Chief Executive
                                   Officer





                            AMERICAN FIRST NATIONAL BANK



                            By:/s/THOMAS H. RAINVILLE
                               -----------------------
                            NAME: Thomas H. Rainville
                            TITLE:Chairman and Chief Executive Officer


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                                Exhibit 99


                               PRESS RELEASE


For Immediate Release

Date:              February 6, 1997

                   Amfirst                            Cascade Financial
Contact:           Thomas H. Rainville                Russell E. Rosendal
Phone:             206-353-1243                       206-259-8533
Fax:               206-348-4333                       206-259-8512


                    AMFIRST/CASCADE FINANCIAL TO MERGE

                   Everett, Washington--February 6, 1997, Amfirst
Bancorporation, the holding company for American First National Bank and Cascade Financial Corporation, the holding company for Cascade Bank announced an agreement to merge American First and Cascade Bank.

                   In the transaction, Amfirst shareholders will receive approximately two shares of Cascade common stock for each share of Amfirst common stock. The transaction is subject to the approval of federal banking regulators and the shareholders of Cascade and Amfirst.

                   "We are pleased to combine with Cascade Bank," said Thomas
H. Rainville, Chairman and Chief Executive Officer of Amfirst. "With the consolidation in the financial services industry, we believe becoming part of a larger local financial institution will be in the best interest of our employees, customers and shareholders. As a larger institution, we will be able to provide additional services for our customers."

                   "We believe this merger will be mutually beneficial for customers, employees, and shareholders of both banks," stated Frank McCord, Chairman and Chief Executive Officer of Cascade. "American First National Bank specializes in commercial and consumer lending, while Cascade's historical strength is in mortgage lending. By coming the local expertise of both banks, we will be able to provide an expanded range of community banking services through additional offices in Snohomish County."

                   American First National Bank, headquartered in Everett, had total assets of $65 million at December 31, 1996. It has two full service offices in Everett and one in Mukilteo and Snohomish, Washington.

                   Chartered in 1916, Cascade Bank is the oldest financial institution headquartered in Snohomish County. Cascade has been locally managed for over 80 years and has an "Outstanding" Community Reinvestment Act rating for serving the credit needs of the local community.

                   Cascade Bank operates full service offices in Everett, Lynnwood, Marysville, Mukilteo, Mt. Vernon, Smokey Point, Issquah and Bellevue, and a home loan center in Bellingham. Cascade Financial Corporation's stock is quoted on the NASDAQ system under the symbol "CASB."

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